EXHIBIT 10.29

PEPCO HOLDINGS, INC. 2012 LONG-TERM INCENTIVE PLAN

1. Objective. The objective of this Plan is to increase shareholder value by providing a long-term incentive to attract, retain and reward highly competent officers and key employees of the Company and its Subsidiaries, and Directors, all of whom are primarily responsible for the continued growth, development and financial success of the Company and its Subsidiaries, for the profitable performance of the Company and its Subsidiaries. The Plan is also designed to provide opportunities for officers and key employees of the Company and its Subsidiaries, and Directors, to receive Awards consisting of Stock, Awards that permit the opportunity to receive Stock, or Awards that are based on the value of Stock, thereby assisting the Company in further aligning the interests of such persons with those of the Company’s stockholders.

2. Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Award” means, individually or collectively, Restricted Stock and Restricted Stock Units, Options, Director Awards, Performance Shares, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Unrestricted Stock granted under this Plan.

“Board” means the Board of Directors of the Company.

“Board Fees” means the portion of Director compensation to be payable in the form of Director Awards as determined by the Board from time to time, and, if and to the extent provided by the Board, may include fees payable to a Director for serving as Lead Independent Director or as chairman or member of a committee of the Board.

“Book Value” means the book value of a share of Stock determined in accordance with the Company’s regular accounting practices.

“Cause” means, with respect to a Participant who is an employee of the Company:

(i)	intentional fraud or material misappropriation with respect to the business or assets of the Company;

(ii)	the persistent refusal or willful failure of the Participant to perform substantially his or her duties and responsibilities to the Company, which continues after the Participant receives notice of such refusal and is afforded a period of not less than 45 days to remedy the refusal or failure to the satisfaction of the Board; or

(iii)	conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company.

“Change in Control” means:

(i)	if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	if during any period of 12 consecutive months during the existence of the Plan commencing on or after the Effective Date, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such 12-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12-month period) or by prior operation of this clause (ii);

(iii)	the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (i), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing 50% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

However, with respect to any payment under the Plan that is subject to Section 409A of the Code and is triggered by a “Change in Control” (including, for example, a form of payment that is made solely because a termination of employment occurs after a “Change in Control”), a “Change in Control” shall not occur unless it is also an event described under Section 409A(a)(2)(A)(v) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated thereunder.

“Committee” means either (i) the committee of the Board that has been assigned by the Board to administer the Plan and which shall consist solely of two (2) or more directors, each of whom is (A) a “non-employee director” (as such term is defined in Rule 16b-3(b)(3) promulgated pursuant to Section 16 of the Exchange Act), or which otherwise shall meet any disinterested administration or other requirements of rules promulgated under Section 16 of the Exchange Act, and (B) an “outside director” (as such term is defined by Treas. Reg. section 1.162-27(e)(3)), or which otherwise shall meet the administration or other requirements of regulations promulgated under Section 162(m) of the Code, in each case as in effect at the applicable time, or (ii) the Board in its entirety if it elects at any time, or from time to time, to assume responsibility for and perform any or all of the functions of the Committee as set forth in the Plan; provided, however, that the Committee must be comprised as described in clause (i) above with respect to any function that is related to an Award covered by Section 7.

“Company” means Pepco Holdings, Inc., a Delaware corporation, or its successor, including any “New Company” as provided in Section 19.I.

“Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

“Director” means a member of the Board.

“Director Award” means an Award of an Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Unrestricted Stock, granted pursuant to Section 12 to a Director who is not an employee of the Company or any Subsidiary, in lieu of some or all of such Director’s cash compensation. Except as otherwise provided in Section 12, a Director Award shall be granted in accordance with all of the terms and conditions under the Plan applicable to the specific type of Award granted.

“Disability” means the permanent and total disability of a Participant in the Plan as determined by the Committee, in its discretion. Notwithstanding the foregoing, with respect to any payment under the Plan that is subject to Section 409A of the Code and is triggered by an event that otherwise would be deemed to qualify as a Disability under this definition (as distinct from any other separation from service under Section 409A of the Code), such event shall not be a Disability hereunder unless it is also a disability under Section 409A of the Code.

“Dividend Equivalent” means an award granted under Section 13.

“Effective Date” has the meaning set forth in Section 3.A.

“Eligible Employee” means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 11.

“Fair Market Value” means the average of the highest and lowest price at which a share of Stock was sold the regular way on the New York Stock Exchange on a specified date, as reported by any stock transaction reporting service or data source selected by the Committee.

“Good Reason” means, in connection with an Award, without the express written consent of the Participant, the occurrence after a Change in Control of any circumstances constituting “Good Reason” that are provided for in the Award agreement, or, if no such circumstances are so provided, any of the following circumstances, provided that (a) the Participant provides written notification of such circumstances to the Company (or, if applicable, Subsidiary) no later than ninety (90) days from the original occurrence of such circumstances, (b) the Company (or Subsidiary) fails to fully correct such circumstances within thirty (30) days of receipt of such notification, and (c) the Participant terminates his or her employment with the Company within two (2) years after the original occurrence of such circumstances:

(i)	the assignment to the Participant of any duties inconsistent in any materially adverse respect with his or her position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

(ii)	a material reduction in the Participant’s base compensation, as such term is used in Treas. Reg. section 1.409A-1(n)(2), as in effect immediately before the Change in Control;

(iii)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(iv)	a material diminution in the budget over which the Participant retains authority; or

(v)	the Company’s (or, if applicable, Subsidiary’s) requiring the Participant to be based in any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Option” or “Stock Option” means either (i) a non-qualified stock option granted under Section 9 or Section 12, or (ii) an Incentive Stock Option granted to an Eligible Employee of the Company under Section 9.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Section 9.E.

“Participant” means an Eligible Employee of the Company or a Subsidiary, or a Director, who has been granted an Award under this Plan.

“Performance-Based Award” (including the term “Performance-Based”) shall have the meaning ascribed to it in Section 7.

“Performance Period” means a period of time, established by the Committee at the time an Award is granted, during which performance relative to established performance objectives is measured.

“Performance Share” means a unit of measurement equivalent to one share of Stock.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, fair market value of shares, or book value of shares.

“Permitted Transfer” means any transfer effected by will or the laws of descent and distribution.

“Permitted Transferee” means (i) a spouse, child, step-child, grandchild or step-grandchild of the Participant (an “Immediate Family Member”), (ii) a trust the beneficiaries of which do not include any person other than the Participant and Immediate Family Members thereof, (iii) a partnership (either general or limited) the partners of which do not include any person other than (a) the Participant and Immediate Family Members thereof, or (b) one or more corporations the shareholders of which do not include persons other than the Participant and Immediate Family Members thereof, (iv) a corporation the shareholders of which do not include persons other than the Participant and Immediate Family Members thereof, or (v) any other person or entity designated by the Committee as a Permitted Transferee.

“Person” shall have the meaning ascribed thereto by Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) with respect to any particular Participant, such Participant or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes such Participant).

“Plan” means the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan, as set forth herein.

“Restricted Stock” means one or more shares of Stock granted under Section 8 or Section 12.

“Restricted Stock Unit” means a contractual right granted under Section 8 or Section 12 to receive an amount (payable in cash or Stock, as determined by the Committee.

“Service-Based” means that in determining the portion of a Restricted Stock Award to be retained or the amount of a Restricted Stock Unit payout, the Committee will take into account only the period of time that the Participant performed services for the Company or a Subsidiary since the Date of Grant.

“Stock” means shares of the common stock of the Company, par value $.01 per share.

“Stock Appreciation Right” means an Award granted under Section 11.

“Subsidiary(ies)” means any corporation or other form of organization of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

“Target Performance Objectives” means one or more performance objectives with respect to the Participant, the Company or any Subsidiary (or as otherwise permitted by this Plan), which, if achieved, would result in the retention of Stock (in the case of an Award of performance-based Restricted Stock) or payment of compensation (in the case of any other performance-based Award) pursuant the terms of an Award agreement, in each case which may be earned and payable (or, in the case of an Award of Restricted Stock or Restricted Stock Units, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. In determining Target Performance Objectives, the performance objectives or criteria used may vary from Participant to Participant and will be based upon such criteria or other factors as the Committee deems appropriate, which may include, but not be limited to (i) the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof, and (ii) one or more of the criteria set forth in Section 7.B. The terms and conditions of an Award may provide for the award of additional compensation or other provisions that may apply if Target Performance Objectives are exceeded.

“Termination” means resignation or discharge as a Director or resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death or Disability.

“Unrestricted Stock” means an Award granted under Section 14.

3. Effective Date, Duration and Stockholder Approval.

A. Effective Date and Stockholder Approval. The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of such stockholders (the “Effective Date”). Awards may be granted under the Plan before the Effective Date, so long as such Awards are granted subject to such stockholder approval.

B. Period for Grants of Awards. Awards may be made as provided herein for a period of ten (10) years after the Effective Date.

C. Termination of the Plan. The Plan will terminate on the tenth (10th) anniversary of the Effective Date (unless sooner terminated by the Board), but thereafter the Plan shall continue to be in effect solely to settle all matters relating to the payment of outstanding Awards, and any administration of the Plan associated therewith or otherwise in connection with the termination of the Plan.

4. Plan Administration.

A. Except as set forth in Section 4.B. or as otherwise specifically provided herein, the Committee is the Plan administrator and has sole authority to determine all questions of interpretation and application of the Plan, the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objectives. Such determinations shall be final and binding on a Participant and not subject to further appeal.

B. Notwithstanding the provisions of Section 4.A., the Board shall have the sole authority and discretion to determine the terms and conditions related to Director Awards under Section 12.

5. Eligibility. Each officer or key employee of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding Directors who are not officers or employees of the Company or any Subsidiary) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. In addition, Directors who are not officers or employees of the Company or any Subsidiary may be granted Director Awards under Section 12 (which may be granted in the form of other Awards under the Plan, as provided therein). No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

6. Grant of Awards and Limitation of Number of Shares Awarded.

A. Shares Available for Issuance Under the Plan. The Committee may, from time to time, grant Awards to one or more Eligible Employees, and the Board may grant Awards in the form of Director Awards to Directors who are not officers or employees of the Company or any Subsidiary. Subject to any adjustment pursuant to Section 19.H, the aggregate number of shares of Stock subject to Awards under this Plan (and the aggregate number of shares of Stock subject to Incentive Stock Options) may not exceed eight million (8,000,000).

B. Shares Underlying Awards That Again Become Available. To the extent that, for any reason (i) an Award lapses, (ii) an Award is cancelled or forfeited, (iii) an Award is delivered or surrendered to the Company as part or full payment for the exercise of an Option, or (iv) the rights of the Participant to whom an Award was granted terminate (except with respect to an Option that lapses due to the exercise of a related Stock Appreciation Right), the corresponding shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan. Shares of Stock delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases).

7. Section 162(m) Compliance.

A. Performance-Based Awards; Covered Executives. Notwithstanding any provisions herein to the contrary, a Performance-Based Award is any Award (including, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares) that is contingent upon the attainment of performance objectives and intended to qualify as “performance-based compensation” as such term is used in Section 162(m) of the Code, and thus is intended to be exempt from the compensation deduction limitations imposed thereby. With respect to a Performance-Based Award granted to an executive officer of the Company or a Subsidiary who, for a given Performance Period, is (or would be if the Participant remained employed until the last day of the Performance Period, or, in the opinion of the Committee, is likely to be) a “covered employee” within the meaning of Section 162(m) of the Code (for purposes of this Section 7, a “Covered Executive”), the Committee shall establish performance objectives (for purposes of this Section 7, “Performance Goals”) with respect to such Performance-Based Award (i) no later than the earlier of (A) ninety (90) days after commencement of the Performance Period relating to the Performance-Based Award or (B) the date on which twenty-five percent (25%) of the Performance Period relating to the Performance-Based Award will have elapsed, and (ii) the outcome of which, at the time the Performance Goals are established, is substantially uncertain. Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code).

B. Performance Criteria. Performance Goals, in the sole discretion of the Committee, may be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit division or Subsidiary or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or Subsidiary, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or subsidiary thereof). Performance Goals will be based on one or more of the following criteria: (i) gross, operating or net earnings before or after income taxes; (ii) earnings per share; (iii) Book Value (or book value of any other security); (iv) cash flow per share; (v) return on equity; (vi) return on investment; (vii) return on assets, employed assets or net assets; (viii) total stockholder return (expressed on a dollar or percentage basis); (ix) return on cash flow; (x) internal rate of return; (xi) cash flow return on investment; (xii) improvements in capital structure; (xiii) residual income; (xiv) gross income, profitability or net income, including gross margins; (xv) price of any Company security; (xvi) sales to customers (expressed on a dollar or percentage basis); (xvii) retention of customers (expressed on a dollar or percentage basis); (xviii) increase in the Company’s or a Subsidiary’s residential customer satisfaction or responsiveness ratings (based on a survey conducted by an independent third party) and reputation within service territories; (xix) economic value added (defined to mean net operating profit minus the cost of capital); (xx) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxi) market share; (xxii) level of expenses, including without limitation capital expenditures; (xxiii) combined ratio; (xxiv) payback period on investment; (xxv) net present value of investment; (xxvi) management recruitment and talent development; (xxvii) metrics regarding execution on business or operating initiatives, such as the deployment of “Smart Grid” technology and related customer benefits; (xxviii) safety (including, for example, criteria relating to numbers of reported injuries, preventable accidents and vehicular accidents); (xxix) diversity (including, for example, presenting at and attending Company- or Subsidiary-sponsored diversity events, and expenditures made to minority-owned businesses); (xxx) compliance with applicable electric service reliability metrics (including without limitation outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer); (xxxi) environmental compliance; (xxxii) compliance with financial and regulatory controls; (xxxiii) ethical behavior; (xxxiv) bad debt collections, expenses or losses; (xxxv) budget achievement; (xxxvi) risk management; and (xxxvii) relative performance (as measured by one or more of the foregoing Performance Goals) against other individuals in similar companies operating in targeted areas.

C. Certification; Maximum Award and Committee Discretion. No Performance-Based Award shall be paid unless the applicable Performance Goals have been satisfied. The Committee shall certify in writing the satisfaction of the applicable Performance Goals prior to the payment of a Performance-Based Award. The Committee, in its sole discretion, may reduce (but not increase) the amount of any Performance-Based Award determined to be payable to a Covered Executive. No Covered Executive may receive more than five million (5,000,000) shares of Stock in the aggregate subject to Options, Stock Appreciation Rights, Awards of Performance-Based Restricted Stock, Awards of Performance-Based Restricted Stock Units, Performance Units or Performance Shares, for the ten (10)-year period during which Awards may be made pursuant to Section 3.B. hereof.

D. Deferral of Payment. Regardless of whether provided for in or in conjunction with the grant of an Award, the Committee, in its sole discretion, may defer payment of a Participant’s benefit under this Plan if and to the extent that the sum of the Participant’s Plan benefit, plus all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Section 162(m) of the Code with respect to the Participant for the year. If deferred by the Committee, such Award benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant’s Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Section 162(m) of the Code. However, no such deferral shall be made to the extent that the deferral would cause adverse tax consequences under Section 409A of the Code, and, to the extent an Award is subject to Section 409A of the Code and such deferral causes an Award to be paid on account of a separation from service thereunder, payment shall be delayed to the extent required under Section 409A(a)(2)(B)(i) of the Code.

8. Restricted Stock and Restricted Stock Unit Awards.

A. Grants of Restricted Stock and Restricted Stock Units.

One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Employee. The Restricted Stock or Restricted Stock Units will be issued to the Participant on the Date of Grant without the payment of any consideration by the Participant and shall be in the form of either Service-Based Awards or performance-based Awards, as described in Sections 8.B. and Section 8.C., respectively.

Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge, assignment or hypothecation of the Restricted Stock until the expiration of the restriction period. Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the shares of Restricted Stock, and unless otherwise provided in the Award agreement, to receive dividends distributable with respect to such shares. If the Committee directs that dividends shall not be paid currently and instead shall be accumulated, the payment of such dividends to the Participant shall be made at such times, and in such form and manner, as satisfies the requirements of Section 409A of the Code.

A Restricted Stock Unit is a contractual right and no Stock is issued to the Participant on the Date of Grant. A Restricted Stock Unit shall not entitle the holder to receive dividends or to exercise any rights of a holder of Stock (although the Committee, in its discretion, may award Dividend Equivalents to the holder under Section 13). Participants receiving an Award of Restricted Stock Units shall have no voting rights with respect to shares of Stock underlying such Award unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

Each Award of Restricted Stock and Restricted Stock Units shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and set forth in the Award agreement. Shares of Stock issued under an award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

B. Service-Based Awards.

i. Restriction Period. At the time a Service-Based Award of Restricted Stock or Restricted Stock Units is granted, the Committee will in its discretion establish a restriction period applicable to such Award. Each award of Restricted Stock or Restricted Stock Units may have a different restriction period, at the discretion of the Committee.

ii. Lapse of Restrictions. Upon completion of the restriction period applicable to a Service-Based Award of Restricted Stock, all restrictions will lapse and a new certificate or certificates representing the number of Shares as to which the restriction has lapsed will be issued to the Participant without the restrictive legend described in Section 8.A. The lapse of restrictions under a Service-Based Award of Restricted Stock Units shall cause the Award to be paid as provided in the Award agreement.

iii. Forfeiture of Award. In the event a Participant ceases employment or service as a Director during a restriction period for any of the reasons set forth below, a Service-Based Restricted Stock Award or Service-Based Restricted Stock Unit Award shall be subject to the following provisions:

(a) Termination by the Participant or by the Company or any Subsidiary for Cause – 100% of the Service-Based Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company or any Subsidiary for Cause;

(b) Termination without Cause, Disability or death – a percentage of the Service-Based Award will be forfeited upon the date of (i) Termination of the Participant by the Company or any Subsidiary without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable, and the restriction period shall be deemed to expire immediately with respect to the unforfeited portion of the Service-Based Award. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the restriction period that have elapsed as of the day immediately prior to such event, and the denominator of which is the total number of days in the restriction period as established on the Date of Grant; and

(c) Retirement – notwithstanding clauses (a) and (b), the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the Service-Based Award in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause (b) above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited pursuant to this Section 8.B.iii. shall be surrendered immediately by the Participant to the Company upon notice of such forfeiture and the Participant shall have no further interest therein or rights thereto.

C. Performance-Based Awards.

i. Restriction Period. At the time a performance-based Award of Restricted Stock or Restricted Stock Units is granted (which may, but need not, in the sole discretion of the Committee, also be a Performance-Based Award as defined in Section 7), the Committee will establish in its discretion a restriction period applicable to such Award. Each Award of performance-based Restricted Stock or performance-based Restricted Stock Units may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

ii. Performance Objectives. The Committee will determine, no later than ninety (90) days after the beginning of each Performance Period, the performance objectives, criteria or other requirements that will comprise one or more Target Performance Objectives with respect to a Participant’s Award of performance-based Restricted Stock or performance-based Restricted Stock Units and the number of shares of Restricted Stock or Restricted Stock Units for each Award that may be issued upon the Date of Grant. The Target Performance Objectives may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Awards of performance-based Restricted Stock and Restricted Stock Units for which different Performance Periods are prescribed. If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on one or more Target Performance Objectives during such period, the Committee may revise such Target Performance Objectives; provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

iii. Forfeiture of Award.

(a) Failure to Achieve Target Performance Objectives – As soon as practicable after the end of each Performance Period, the Committee will determine whether and to what extent the Target Performance Objectives were achieved and other material terms of the Award were satisfied. Such determination will be based upon the Target Performance Objectives, the terms of the Award agreement, and such related factors as the Committee determines in its sole discretion. If the Committee determines that the Target Performance Objectives were not achieved, forfeiture of all or some shares of Restricted Stock or Restricted Stock Units will result, as determined by the Committee. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

(b) Termination by the Participant or by the Company for Cause – 100% of the unvested portion of the performance-based Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company (or any Subsidiary) for Cause;

(c) Termination without Cause, Disability or death – a percentage of the unvested portion of the performance-based Award will be forfeited upon the date of (i) Termination of the Participant by the Company (or any Subsidiary) without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the restriction period that have elapsed as of the date of such event, and the denominator of which is the total number of days in the restriction period as established on the Date of Grant; and

(d) Retirement – notwithstanding clauses (b) and (c), the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the performance-based Award in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause (c) above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

Any shares of Restricted Stock that are forfeited pursuant to this Section 8.C.iii. shall be surrendered immediately by the Participant to the Company upon notification of such forfeiture and the Participant shall have no further interest therein or rights thereto.

iv. Achieving or Exceeding Target Performance Objectives.

(a) Restricted Stock – With respect to shares of Restricted Stock which may be retained as a result of achieving Target Performance Objectives (after taking into account, if applicable, the forfeiture provisions of Section 8.C.iii.), a new certificate or certificates will be issued to the Participant without the restrictive legend described in Section 8.A. As appropriate, a certificate or certificates will also be issued for additional shares of Stock in the event that Target Performance Objectives are exceeded.

(b) Restricted Stock Units – With respect to Restricted Stock Units which are earned, a payment will be made to the Participant in cash, Stock or a combination thereof, as determined in the Award agreement or otherwise by the Committee in its sole discretion. Unless the Committee provides otherwise in an Award agreement, such payment shall be made in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that a Restricted Stock Unit is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A of the Code.

9. Stock Options.

A. Grants of Options. One or more Options may be granted to any Eligible Employee, without the payment of consideration by the Participant.

B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Stock Option Agreement with respect to an Incentive Stock Option must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) the Option price, and any tax withholding associated with such exercise, will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant’s purchase of the Stock to which the Option relates, (b) the Participant’s exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by Participant except through a Permitted Transfer, and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative; and (v) notwithstanding any other provision, in the event of a tender offer for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any outstanding Option to be immediately exercisable. A Participant to whom an Incentive Stock Option is granted must be an employee of the Company or of a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the voting interest within the meaning of Section 424(f) of the Code.

C. Option Price. The Option price per share of Stock will be set by the Committee at the time of the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

D. Form of Payment. At the time of the exercise of the Option, (i) the Option price will be payable as required by the terms of the Stock Option Agreement, which may be in cash or, if permitted by the Stock Option Agreement, by delivery (either physical or by attestation) of other shares of Stock, a combination of cash and delivery of other shares of Stock, or, (ii) if permitted by the Stock Option Agreement, the Option may be exercised without payment of the Option price by net share settlement, all in such form and manner as determined by the Committee in its sole discretion; provided, however, that any shares of Stock delivered in full or partial payment of the Option price shall have been held by the Participant for a period of at least six (6) months. When Stock is delivered in full or partial payment of the Option price, or exercise of an Option occurs by net share settlement, all shares of Stock will be valued at the Fair Market Value on the date the Option is exercised.

E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed ten (10) years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full of the Option price. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time. Unless otherwise expressly provided in a Stock Option Agreement, an Option will not be deemed to be exercised unless the Company receives a notice of exercise (in form acceptable to the Committee) signed by the Participant or other Person entitled to exercise the Option and accompanied by any payment of the Option price required thereunder. If an Award is exercised by a Person other than the Participant, the Committee may require satisfactory evidence that the Person exercising the Option has the right to do so.

F. Lapse of Option. An Option will lapse upon the earlier of:

i. ten (10) years from the Date of Grant;

ii. the expiration of the Option Period; or

iii. the effective date of any Termination with respect to the Participant.

Provided, however, that:

1. In event of the retirement (as determined by the Committee in its sole discretion) or Disability of the Participant, the Option will lapse as set forth in clause F.i. or F.ii. above, except that the Committee may extend the Option Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension.

2. If the Participant dies within the Option Period and prior to the Option otherwise lapsing, the Option will lapse at the expiration of the Option Period; provided, however, that the Committee may extend the Option Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension. Prior to the lapse of the Option, the Option may be exercised by the Person(s) entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the Person(s) entitled to receive the Option under the applicable laws of descent and distribution.

3. Unless approved in writing by the Company and the holder of an Incentive Stock Option, no extension of an Option Period with respect to an Incentive Stock Option may be made if it would cause the Incentive Stock Option to no longer be treated as an incentive stock option under the Code.

G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

10. Performance Units and Performance Shares.

A. Grant of Performance Units and/or Performance Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Eligible Employees in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit or Performance Share is a contractual right and no Stock is issued in connection therewith to the Participant on the Date of Grant. A Performance Unit or Performance Share shall not entitle the holder to receive dividends or to exercise any rights of a holder of Stock (although the Committee, in its discretion, may award Dividend Equivalents to the holder under Section 13). Participants receiving an Award of Performance Shares or Performance Units shall have no voting rights with respect to shares of Stock underlying such Award unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

B. Value of Performance Units and/or Performance Shares. Each Performance Unit shall have an initial value that will not be less than the Fair Market Value on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value on the Date of Grant.

C. Performance Period and Performance Objectives. The Committee will determine, no later than ninety (90) days after the beginning of each Performance Period, the performance objectives, criteria or other requirements that will comprise one or more Target Performance Objectives with respect to a Participant’s Award of Performance Shares or Performance Units and the number of shares of Stock or other consideration that may be issued or paid upon the achievement and/or exceeding of the Target Performance Objectives at the end of the Performance Period. Target Performance Objectives may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Awards of Performance Shares or Performance Units for which different Performance Periods are prescribed. If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on one or more Target Performance Objectives during such period, the Committee may revise such Target Performance Objectives, provided, however, that with respect to an Award subject to Section 7, no adjustment will be made that would prevent the Award from satisfying the requirements of Section 162(m) of the Code.

D. Earning of Performance Units or Performance Shares. Subject to the terms of the Plan and the applicable Award agreement, as soon as practicable after the end of each Performance Period, the Committee will determine whether and to what extent the Target Performance Objectives were achieved or exceeded, and whether the other material terms of the Award of Performance Units or Performance Shares were satisfied. Such determination will be based upon the applicable Target Performance Objectives, the terms of the Award agreement, and such related factors as the Committee determines in its sole discretion. If all such conditions have been met, the amount and form of payment that a Participant is entitled to receive under an Award of Performance Units or Performance Shares shall be determined by the Committee by reference to the terms of the applicable Award agreement or otherwise by the Committee in its sole discretion, after taking into account, if applicable, the forfeiture provisions of Section 10.E. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

E. Forfeiture of Award.

i. Failure to Achieve Target Performance Objectives – If the Committee determines that the Target Performance Objectives were not achieved, forfeiture of all or some of an Award of Performance Units or Performance Shares will result, as determined by the Committee. The Committee’s determination of all such matters will be final, binding and conclusive on a Participant.

ii. Termination by the Participant or by the Company for Cause – 100% of the unvested portion of the Award will be forfeited upon the date of any Termination (i) by the Participant or (ii) by the Company (or any Subsidiary) for Cause;

iii. Termination without Cause, Disability or death – a percentage of the unvested portion of the Award will be forfeited upon the date of (i) Termination with respect to the Participant by the Company (or any Subsidiary) without Cause, (ii) the Participant’s Disability, or (iii) the Participant’s death, as applicable. Such percentage shall be calculated as a fraction, the numerator of which is the number of days in the Performance Period that have elapsed as of the date of such event, and the denominator of which is the total number of days in the Performance Period; and

iv. Retirement – notwithstanding clauses E.ii. and E.iii., the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period or the forfeiture of the Award of Performance Units or Performance Shares in whole or in part upon the retirement of a Participant (as determined by the Committee in its sole discretion);

Provided, however, that, in the case of clause E.iii. above, the Committee may modify the application of such clause if it determines, in its sole discretion, that special circumstances warrant such modification.

The Participant shall have no further right or interest in any Performance Share or Performance Unit Award (or any portion thereof) that is forfeited pursuant to this Section 10.E.

F. Form and Timing of Payment. Each Award of Performance Units shall be payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such shares may be issued subject to any restrictions deemed appropriate by the Committee. Such payment will be made, except if otherwise specified in the Award agreement, no later than the 15th day of the third month after the end of the first calendar year in which the Performance Units or Performance Shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in an Award agreement that an Award of Performance Units or Performance Shares is intended to be subject to Section 409A of the Code, the Award agreement will include terms that are designed to satisfy the requirements of Section 409A of the Code. Participants are not entitled to exercise voting rights with respect to any shares of Stock underlying an award of Performance Shares or Performance Units unless and until such shares of Stock are reflected as issued and outstanding shares on the Company’s stock ledger or other books and records.

11. Stock Appreciation Rights.

A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan to any Eligible Employee. A Stock Appreciation Right may be granted in conjunction with an Option at the Date of Grant, or may be granted as a stand-alone Award. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose in an Award agreement.

B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six (6) months following their respective Dates of Grant except in the event of the Participant’s Disability or death. A Stock Appreciation Right issued as a stand-alone Award will be exercisable pursuant to such terms and conditions established in the Award agreement.

Notwithstanding such terms and conditions, in the event of a tender offer for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any outstanding Stock Appreciation Right immediately exercisable.

C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued as a stand-alone Award, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right (to the extent that it is then exercisable) will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period; provided, however, that this Section 11.C. shall not apply to any Stock Appreciation Right with an Option price or Exercise Price (as defined below), as the case may be, that is less than the Fair Market Value of the Stock on the last day of the Option Period or Exercise Period.

D. Exercise of Stock Appreciation Right. Unless otherwise expressly provided in Section 11.C. or in an Award agreement, a Stock Appreciation Right will not be deemed to be exercised unless the Company receives a notice of exercise (in form acceptable to the Committee) signed by the Participant or other Person and accompanied by any payment required thereunder. If a Stock Appreciation Right is exercised by a Person other than the Participant, the Committee may require satisfactory evidence that the Person exercising the Stock Appreciation Right has the right to do so. An exercisable Stock Appreciation Right granted in conjunction with an Option will entitle the Participant or other Person to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock on the trading day preceding the date of exercise over the Option price with respect to such Option, times the number of shares related to such Stock Appreciation Right which is so exercised. Upon exercise of a Stock Appreciation Right granted as a stand-alone Award, the Participant or other Person will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of (i) the Fair Market Value on the trading day preceding the date on which the Stock Appreciation Right is exercised over (ii) the Fair Market Value on the Date of Grant (or such greater price as may be determined by the Committee and set forth in the Award agreement) (the “Exercise Price”), times the number of shares related to such Stock Appreciation Right which is so exercised.

The Committee may direct in the Award agreement the payment in settlement of the Stock Appreciation Right to be in cash or Stock, or a combination thereof. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have lapsed immediately upon exercise of the Stock Appreciation Right. To the extent that a Stock Appreciation Right is issued pursuant to an Option and the Option is exercised, such Stock Appreciation Right shall be deemed to have lapsed immediately upon exercise of the Option.

E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by a Permitted Transfer, and will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s executor, guardian or other legal representative. In the event of a Permitted Transfer of a Stock Appreciation Right, the further transfer of such Stock Appreciation Right shall continue to be subject to all of the restrictions contained in this Section 11.E.

F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of:

i. ten (10) years from the Date of Grant;

ii. the expiration of the Exercise Period; or

iii. the effective date of any Termination of the Participant.

Provided, however, that:

1. In event of the retirement (as determined in the sole discretion of the Committee) or the Disability of the Participant, the Stock Appreciation Right will lapse as set forth in clause F.i. or F.ii. above, except that the Committee may extend the Exercise Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension.

2. If the Participant dies within the Exercise Period and prior to the Stock Appreciation Right otherwise lapsing, the Stock Appreciation Right will lapse at the expiration of the Exercise Period; provided, however, that the Committee may extend the Exercise Period (but not beyond the date that is ten (10) years from the Date of Grant) if it determines in its sole discretion that special circumstances warrant such extension. Prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right may be exercised by the Person(s) entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the Person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution.

12. Director Awards.

A. Payment of Board Fees in Awards. Subject to such terms, conditions and other provisions as may be established from time to time by the Board in its sole discretion, including without limitation any minimum standards or requirements for participation or ownership of Stock established or approved by the Board, a Director may receive one or more Director Awards each year for his or her service as a Director. The aggregate number of shares of Stock subject to any Director Award (other than an Option or Stock Appreciation Right) made pursuant to this Section 12.A. shall be determined by dividing the dollar amount of Board Fees to be paid or awarded in the form of Director Awards, as determined by the Board, by the Fair Market Value as of Date of Grant of the Director Award. The date on which Director Awards are made (if such date is other than the Date of Grant) shall be determined by or pursuant to rules established by the Board.

B. Special Rules for Director Awards.

i. All Awards. For purposes of interpreting the other provisions of this Plan, solely with respect to any Director Award granted under this Section 12, (A) the term “Eligible Employee” shall mean and refer to a Director, (B) the term “Committee” shall refer to the Board, and (C) the resignation of a Director prior to the expiration of such Director’s term for any reason (other than in connection with the removal of such Director from the Board or any attempt do so) shall be deemed to be, and shall have the same effect under the Plan as, a Termination of such Director by the Company without Cause.

ii. Options. An Option that is part of a Director Award shall be subject to the provisions of Section 9 hereunder, except that such Option shall not be an Incentive Stock Option. The Option price per share of the Stock subject to an Option as a Director Award under the Plan shall equal or exceed 100% of the Fair Market Value on the Date of Grant. An Option shall be exercisable at such time or times as determined by the Board in the Stock Option Agreement.

iii. Restricted Stock and Restricted Stock Units. Notwithstanding any provision of this Plan to the contrary, a Restricted Stock Award or Restricted Stock Unit Award that is a Director Award shall have a restriction period as determined in the Award agreement by the Board in its sole discretion.

13. Dividend Equivalents.

A. Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with the grant or deferral of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or any Director Awards (except in conjunction with a Director Award granted in the form of an Option or Stock Appreciation Right), at any time during the Performance Period, without consideration from the Participant. Dividend Equivalents may be granted under a performance-based Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Objectives are exceeded. In each such case, the granting of Dividend Equivalents in conjunction with a Performance-Based Award shall be subject to such limitations or requirements as are necessary to prevent the Award from failing to satisfy the applicable requirements of Section 162(m) of the Code.

B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 13.D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee; provided, however, that no amounts shall be paid under this Section 13.B. with respect to any performance-based Award hereunder (or any portion thereof), unless and until the Committee has determined that the Target Performance Objectives with respect thereto have been achieved or exceeded.

C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant, except by a Permitted Transfer.

D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse at such time as the Committee has determined that the Target Performance Objectives with respect to a performance-based Award have not been achieved or exceeded, or, if granted in connection with a Service-Based Award, on the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

14. Unrestricted Stock.

An Unrestricted Stock Award comprised of one or more shares of Stock that are not subject to Service-Based or performance-based conditions may be granted to an Eligible Employee. An Award of Unrestricted Stock so issued shall not be subject to any restriction on sale or other transfer by the Participant, other than any restrictions that may be required by applicable law.

15. Accelerated Award Payout/Exercise.

A. Change in Control. Notwithstanding anything in this Plan to the contrary, a Participant is entitled to an accelerated payout or accelerated Option Period or Exercise Period (as set forth in Section 15.B.) with respect to any outstanding Award if the Participant is terminated by the Company (or any Subsidiary) as an employee or removed as a Director, or the Participant terminates his or her employment with the Company (or any Subsidiary) for Good Reason within 12 months following a Change in Control (each, a “Qualifying Termination”).

B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period. The amount of a Participant’s outstanding Award that will be paid or exercisable upon the happening of a Qualifying Termination will be determined as follows:

i. Service-Based Restricted Stock or Service-Based Restricted Stock Unit Awards. The Participant’s unvested Awards of Service-Based Restricted Stock or Service-Based Restricted Stock Units will immediately vest and become free of restrictions.

ii. Stock Option Awards and Stock Appreciation Rights. Any outstanding Stock Option Awards or Stock Appreciation Rights will be immediately exercisable in full.

iii. Performance-Based Restricted Stock and Performance-Based Restricted Stock Units. A percentage of the Participant’s outstanding performance-based Restricted Stock and performance-based Restricted Stock Units will immediately vest and become free of restrictions, with such percentage equaling a fraction, the numerator of which is the number of days of the Performance Period that have elapsed as of the date of such Change in Control (or, in the case of a Qualifying Termination for Good Reason, as of the date of such Qualifying Termination) and the denominator of which is the total number of days in the Performance Period. For purposes of the foregoing sentence, it will have been assumed that all Target Performance Objectives with respect to an Award shall have been achieved at the 100% level.

iv. Performance Shares; Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Shares and/or Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that target award level was achieved. For purposes of the foregoing sentence, it will have been assumed that the Target Performance Objectives with respect to an Award shall have been achieved at the 100% level.

C. Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 15.B. will be made within thirty (30) days after the date of the Qualifying Termination, except as provided below. The accelerated Option Period/Exercise Period set forth in Section 15.B. will begin on the date of the Participant’s termination. If the original Award provided for a payout in Stock, any accelerated payout set forth in Section 15.B. will be made in Stock. With respect to any compensation that is subject to Section 409A of the Code, the accelerated payout set forth in Section 15.B. will not be paid until the Participant separates from service, within the meaning of Section 409A of the Code, and, in the case of Participant who is a “specified employee” (as determined under Section 409A(a)(2)(B) of the Code), any payment that would otherwise be made under Section 15.B. within six (6) months after the Participant’s separation from employment will be paid in the seventh month following the Participant’s separation.

16. Amendment of Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, in whole or in part, as it shall determine in its sole discretion; provided that no such action shall, without the consent of the Participant to whom any outstanding Award was previously granted, adversely affect the rights of such Participant concerning such Award, except to the extent that such termination, suspension, or amendment of the Plan or the Award (i) is required by law (including as required to comply with Section 409A of the Code) or (ii) is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing in this Section 16, without approval of the stockholders of the Company, (i) no amendment of the Plan shall increase the total number of shares of Stock which may be issued under the Plan or the maximum number of shares with respect to Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan (including, without limitation, as set forth under Section 7.C., the maximum number of shares of Stock subject to certain Awards to any Covered Executive); (ii) no amendment of the Plan may modify the requirements as to eligibility for Awards under the Plan; and (iii) no amendment of the Plan may permit, and no amendment to any Award agreement may have the effect of causing, Options, Stock Appreciation Rights or other Awards encompassing rights to purchase Stock to be repriced, replaced or regranted through cancellation, or by decreasing the Option price of an outstanding Option or the Exercise Price of an outstanding Stock Appreciation Right, or the purchase price of any other outstanding Award that encompasses the right to purchase Stock.

17. Clawback Rules. If a Participant is subject to the provisions of (i) Section 304 of the Sarbanes-Oxley Act of 2002 and/or (ii) any policies adopted by the Company in accordance with rules that may be promulgated by the Securities and Exchange Commission pursuant to Section 10D of the Exchange Act (individually or collectively, the “Clawback Rules”), an Award agreement shall require the Participant to comply with all provisions and requirements of such Clawback Rules.

18. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other Person. To the extent that any Participant or other Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

19. Miscellaneous Provisions.

A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except:

i. to the extent specifically mandated and directed by applicable state or federal statute;

ii. as requested by the Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding;

iii. if requested by the Participant, and approved by the Committee, a Participant may transfer a Stock Option (other than an Incentive Stock Option) for no consideration to a Permitted Transferee, subject to such terms and condition as the Committee may impose; and

iv. if permitted by the Plan or the terms of an Award, pursuant to a Permitted Transfer.

B. No Employment Right; Tenure. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any individual and shall not be deemed to be consideration for, or a condition of, continued employment of any individual. A Participant’s right, if any, to serve the Company as a Director, officer, employee or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

C. Tax Withholding. Subject to compliance with applicable law and the provisions of this Section 19.C., the Company or a Subsidiary may withhold up to, but no more than, the minimum applicable statutory federal, state and/or local taxes (collectively, “Tax Withholding Requirements”) at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee shall require a Participant to have all or any portion of any Tax Withholding Requirements that may be payable in respect to a distribution of Stock satisfied through the payment by the Participant of cash to the Company or a Subsidiary, funded by the disposition on the Participant’s behalf or for the Participant’s account of shares of Stock which would otherwise be delivered to the Participant having an aggregate Fair Market Value equal to the aggregate amount of such Tax Withholding Requirements.

D. Fractional Shares. Except with respect to deferrals of an Award into a Company or Subsidiary deferred compensation plan or pursuant to Section 19.N. hereof, or as the Committee may otherwise provide, any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies or national securities exchanges upon which the Stock is then listed as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan is issued under circumstances that are designed to exempt the transaction from registration under the Securities Act, the Company may restrict the transfer of the Stock in such manner as it deems advisable to ensure such exempt status.

F. Indemnification. Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

G. Reliance on Reports. Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

H. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, reorganization, combination, division, or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants, the Option price per share for Options granted under Section 9, the Exercise Price for Stock Appreciation Rights granted under Section 11, and the aggregate number of shares of Stock which may be awarded pursuant to the Plan (both as to any individual Participant and in the aggregate). Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

I. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

K. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

L. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

N. Deferred Payments. The Board or the Committee, in its sole discretion, may, at any time and from time to time during the term of the Plan, establish such rules, guidelines and procedures as the Board or the Committee, as applicable, shall deem appropriate pursuant to which any one or more Participants would be required or permitted to elect to defer to a later date the time at which any payment or settlement of any Award shall occur, and if deemed appropriate by the Board or the Committee, as applicable, in its sole discretion to authorize in respect of any Award the payment or settlement of which has been deferred the accrual of interest equivalent credits or Dividend Equivalents during the deferral period to be paid at such times and on such terms and conditions as the Board or the Committee, as applicable, shall establish; provided that no deferral or election to defer shall be authorized if such deferral or election would cause adverse tax consequences under Section 409A of the Code. The deferrals contemplated by this Section 19.N. are in addition to deferrals contemplated pursuant to Section 7.D.

O. No Guarantee of Favorable Tax Treatment. Although the Awards are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and the Plan shall be interpreted accordingly, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

IN WITNESS THEREOF, the Company has caused this Plan to be signed this 15th day of December, 2012.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President
and Chief Executive Officer